EX-16.17.l

PROXY TABULATOR [ADDRESS]
                     [CITY, STATE ZIP CODE]

VOTE BY PHONE

• Read the Combined Prospectus/Proxy Statement and have this card at hand
•  Call toll-free [Phone #]
•  Follow the recorded instructions
•  Do not return this paper ballot

VOTE ON THE INTERNET

• Read the Combined Prospectus/Proxy Statement and have this card at hand
•  Log on to [Website address]
•  Follow the on-screen instructions
•  Do not return this paper ballot

VOTE BY MAIL

• Read the Combined Prospectus/Proxy Statement and have this card at hand
•  Check the appropriate boxes on reverse
•  Sign and date proxy card
•  Return promptly in the enclosed envelope

Your prompt response will save your Fund the expense of additional mailings.

GENWORTH VARIABLE INSURANCE TRUST

SPECIAL MEETING OF SHAREHOLDERS PROXY SOLICITED BY THE TRUSTEES

[FUND NAME PRINTS HERE]

The undersigned, revoking previous proxies, hereby appoint(s) Carrie E. Hansen and Christine Villas-Chernak or any one of them, attorneys, with full power of substitution, to vote all shares of the Fund(s) of the Genworth Variable Insurance Trust (the “Trust”), as indicated above, which the undersigned is entitled to vote at a Special
Meeting of Shareholders of the Trust to be held at 2600 One Commerce Square, Philadelphia, Pennsylvania 19103, on April 27, 2010, at 10:00 a.m., Eastern time, and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposals described in the Combined Prospectus/Proxy Statement as specified on the reverse side.

Receipt of the Notice of Special Meeting of Shareholders and the accompanying Combined Prospectus/Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date: ________________________

Signature(s) (Title(s), if applicable)(Sign in the Box)

NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.   X

PLEASE DO NOT USE FINE POINT PENS.

Please refer to the Combined Prospectus/Proxy Statement discussion of each of these proposals.

IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

FOR       AGAINST    ABSTAIN

1.(For Shareholders of the Genworth Putnam International Capital Opportunities Fund Only) □ □ □

To approve a Plan of Reorganization by the Trust, which provides for (i) the reduction of the Genworth Putnam International Capital Opportunities Fund’s (the “Transferor Fund”)
portfolio holdings to cash (ii) the acquisition by the Genworth Enhanced International
Index Fund (the “Acquiring Fund”) of substantially all of the assets of the Transferor Fund, in exchange for shares of beneficial interest of the Acquiring Fund; (iii) the pro rata distribution of shares of the Acquiring Fund to the shareholders of the Transferor Fund in liquidation of the Transferor Fund; and (iv) the termination of the Transferor Fund.

                                                              FOR     AGAINST    ABSTAIN

2.(For Shareholders of the Genworth Thornburg International Value Fund Only) □ □ □

To approve a Plan of Reorganization by the Trust, which provides for (i) the reduction of the
Genworth Thornburg International Value Fund’s (the “Transferor Fund”) portfolio holdings to cash (ii) the acquisition by the Genworth Enhanced International Index
Fund (the “Acquiring Fund”) of substantially all of the assets of the Transferor Fund, in exchange for shares of beneficial interest of the Acquiring Fund; (iii) the pro rata distribution of shares of the Acquiring Fund to the shareholders of the Transferor Fund in liquidation of the Transferor Fund; and (iv) the termination of the Transferor Fund.

3.In their discretion, the attorneys are authorized to vote on any other business as may properly come before the Special Meeting or any adjournment thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.